Exhibit 10.71

LOAN FORGIVENESS AND RELEASE AGREEMENT

THIS LOAN FORGIVENESS AND RELEASE AGREEMENT (the “Agreement”) is made as of November 14, 2014, by, between and among Mecklermedia Corporation, a Delaware corporation formerly known as Mediabistro Inc. (“Mecklermedia”), Mecklermedia.com Subsidiary Corporation, a Delaware corporation formerly known as Mediabistro.com Subsidiary Inc. (“Mecklermedia.com”), and Inside Network, Inc., a California corporation (“Inside Network”; collectively with Mecklermedia and Mecklermedia.com, “Makers”); and Alan M. Meckler (“Lender”).

WHREAS, Makers are indebted to Lender pursuant to that certain Second Amended and Restated Promissory Note, dated as of November 15, 2013 (as amended, restated, modified or supplemented, the “Restated Note”), by Makers in favor of Lender, and the amount of such debt as of the date hereof is $5,694,604.30 (the “Loan”); and

WHEREAS, Lender desires to forgive such indebtedness.

NOW, THEREFORE, in consideration of the premises, the mutual promises made herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties do set forth their agreements as follows:

1. Forgiveness. Lender hereby forgives the Loan and any other indebtedness or obligations of Makers to Lender existing as of the date hereof pursuant to the Restated Note and any other Loan Documents (as defined below) (collectively the “Obligations”). Lender represents and warrants that it is the sole owner of the Obligations and no third party has been granted any rights in, to or through the Obligations. For purposes of this Agreement, “Loan Documents” means the Restated Note, the other loan documents identified on Schedule 1 attached hereto and all other documents related to the Obligations (as the same have been amended, extended, supplemented or otherwise modified through the date hereof, collectively, the “Loan Documents”).

2. Release by Lender.

(a) Lender for himself, his heirs, successors, assigns, and any and all other persons or entities claiming by or through Lender, does hereby release, acquit, and forever discharge Makers and any and all representatives, attorneys, employees, directors, officers, agents, predecessors, successors, assigns, and all other persons, firms or corporations connected with any of them and each of them, of and from the Obligations and any, every, and all actions, causes of action, suits (whether in law or in equity), claims of lien, debts, dues, sums of money, general damages, costs, expenses, attorneys’ fees, and any other demands for injuries or damages of any kind or nature which may have arisen or which may arise in the future solely on account of the Obligations and the Loan Documents.

(b) All security interests in Makers’ assets and properties granted by Makers in connection with the Loan Documents (collectively, the “Liens”) are hereby released and terminated for all purposes. Lender will promptly deliver to Makers originals of all Loan Documents in his possession evidencing or relating to the Obligations, including, without limitation, the Restated Note, each marked “Satisfied” or with similar endorsement, and such Loan Documents will have no further force or effect.

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(c) Lender expressly authorizes Makers (and Makers’ representatives and counsel), at Makers’ expense, to file on Lender’s behalf releases and termination statements in all filing offices as may be necessary, and take such other steps as Makers deem appropriate, to reflect the termination of any and all Liens that Lender may have in or to any of Makers’ assets. Lender also agrees to execute promptly any termination statements or releases that Makers may reasonably request, and/or as may be required to terminate Liens of record or related subordinations. Without limitation of the foregoing, Lender expressly authorizes Makers, at Makers’ expense, to file UCC-3 termination statements in all filing offices as may be necessary to terminate any and all financing statements Lender may have in or to any of Makers’ assets, and to do so without the signature of Lender and to indicate on such termination statements that the secured party of record has authorized the filing of such termination statements.

2. Release by Makers. Each Maker, for itself, its successors, assigns, and any and all other persons or entities claiming by or through such Maker, does hereby release, acquit, and forever discharge Lender and of any and all claims, actions, causes of action, suits (whether in law or in equity), claims of lien, debts, dues, sums of money, general damages, costs, expenses, attorneys’ fees, and any other demands for injuries or damages of any kind or nature which may have arisen or which may arise in the future solely on account of the Obligations and the Loan Documents.

3. Voluntary Execution. Each of the parties to this Agreement hereby acknowledges and agrees that (a) they have read and understand the contents of this Agreement, (b) their execution of this Agreement is voluntary, and (c) except as explicitly set forth in this Agreement, they enter into this Agreement without any reliance whatsoever on any representation or warranty of any other party, in respect of the Obligations and the Loan Documents or otherwise. Each of the parties to this Agreement has relied solely on the advice of its own legal, financial, tax and accounting advisers in connection with the negotiation and execution of this Agreement, the transactions contemplated hereunder and any and all actions, reports and filings taken or made, or to be taken or made, in connection herewith.

5. Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the heirs, successors and assigns of the respective parties hereto.

6. Governing Law. The substantive laws of the State of New York will govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

7. Invalidity. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination will have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

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8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of which when taken together will constitute but one agreement. One or more counterparts of this Agreement may be delivered via facsimile or email (PDF), with the intent that any such counterpart will have the effect of an original counterpart hereof.

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IN WITNESS WHEREOF, the parties have, the day and year first above written, executed this Loan Forgiveness and Release Agreement.

MAKERS:

MECKLERMEDIA CORPORATION

By:	/s/ William A. Shutzer
Name:	William A. Shutzer
Title:	Director

MECKLERMEDIA.COM SUBSIDIARY CORPORATION

By:	/s/ William A. Shutzer
Name:	William A. Shutzer
Title:	Director

INSIDE NETWORK, INC.

By:	/s/ William A. Shutzer
Name:	William A. Shutzer
Title:	Director

LENDER:

/s/ Alan M. Meckler
Alan M. Meckler

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Schedule 1

1.	Security Agreement dated May 29, 2009, by Mecklermedia in favor of Lender

2.	Intellectual Property Security Agreement dated May 29, 2009, by Mecklermedia in favor of Lender

3.	Pledge Agreement dated May 29, 2009, by Mecklermedia in favor of Lender

4.	Security Agreement dated May 29, 2009, by Mecklermedia.com in favor of Lender

5.	Intellectual Property Security Agreement dated May 29, 2009, by Mecklermedia.com in favor of Lender

6.	Security Agreement dated November 14, 2011, by Mecklermedia in favor of Lender

7.	Intellectual Property Security Agreement dated November 14, 2011, by Mecklermedia in favor of Lender

8.	Pledge Agreement dated November 14, 2011, by Mecklermedia in favor of Lender

9.	Security Agreement dated November 14, 2011, by Inside Network in favor of Lender

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